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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-74998) and related Prospectus of dj Orthopedics, Inc. for the registration of its 12 5/8% Senior Subordinated Notes and to the incorporation by reference therein of our report dated January 31, 2003, with respect to the consolidated financial statements and schedule of dj Orthopedics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

San Diego, California
May 27, 2003